UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Kezar Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 822-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KZR	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 30, 2026, Kezar Life Sciences, Inc., a Delaware corporation (the “Company” or “Kezar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Aurinia Pharma U.S., Inc., a Delaware corporation (“Parent” or “Aurinia”), Aurinia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Entities”), and, solely for purposes of Section 10.13 of the Merger Agreement, Aurinia Pharmaceuticals Inc., a company incorporated under the laws of the Province of Alberta (“Ultimate Parent”), and the parent entity of Parent.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent will cause Merger Sub to commence a cash tender offer (the “Offer”) no later than ten (10) business days after the date of the Merger Agreement. The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), for (i) $6.955 per Share, payable in cash, without interest (such amount, or any different amount per Share paid pursuant to the Offer, the “Cash Amount”), plus (ii) one contingent value right per Share (each, a “CVR”), which represents the right to receive certain payments in cash in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into by and among Ultimate Parent, the Buyer Entities, a representative, agent and attorney in fact of the CVR holders (the “Representative”) and a rights agent (the “Rights Agent”) (the Cash Amount plus one CVR, together, the “Offer Price”). The Offer will remain open for 20 business days, subject to extension under certain circumstances.

As soon as practicable following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any other subsidiary of Parent and (ii) Shares that are held by stockholders who are entitled to, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price from the Buyer Entities (the “Merger Consideration”) without interest, subject to any applicable withholding tax.

The obligations of the Buyer Entities to consummate the Offer are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that a number of Shares have been validly tendered and not validly withdrawn prior to the expiration of the Offer that, considered together with the number of Shares, if any, then owned beneficially by Parent, Merger Sub or any other Parent subsidiary, would represent at least one more Share than 50% of the total number of Shares outstanding at the time of expiration of the Offer. In addition, the obligation of Merger Sub to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Company with its covenants under the Merger Agreement, the Closing Net Cash (as defined in the Merger Agreement) being no less than $50 million, and other customary closing conditions. Consummation of the Offer is not subject to any financing condition. The closing of the Merger is expected to occur in the second quarter of 2026, subject to the satisfaction or waiver of the closing conditions.

The Merger Agreement provides for the following treatment of the Company’s stock options and restricted stock unit awards:

•

Immediately prior to the Offer Closing Time, each option to purchase Shares (each, a “Company Option”) granted under a Company equity plan, whether or not then vested or exercisable, shall become fully vested. At the Effective Time, each such Company Option with a per-share exercise price less than the Cash Amount (each, an “In-the-Money Option”) shall automatically be cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per Share underlying such Company Option at the Effective Time by (y) the number of

Shares underlying such In-the-Money Option, subject to the terms and conditions specified in the Merger Agreement and (B) one CVR in respect of each Share underlying such In-the-Money Option;

•

At the Effective Time, each option to purchase Shares that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an In-the-Money Option (an “Out-of-the-Money Option”) shall be cancelled and cease to exist, and no consideration shall be delivered in exchange for such Out-of-the-Money Option; and

•

No later than five (5) business days prior to the Effective Time, each Company restricted stock unit award (a “Company RSU”) that is then outstanding and unvested shall become vested in full and shall be settled by the Company by issuing to the holder a number of Shares equal to the number of Shares underlying such Company RSU immediately prior to such settlement (subject to applicable withholdings for taxes, which may be satisfied by net share settlement). The Shares issued in respect of the Company RSUs shall be treated in the same manner as other Shares at the Effective Time.

The Company has agreed to take such actions with respect to the Company’s 2018 Employee Stock Purchase Plan (the “Company ESPP”) that are necessary to provide that (i) the Company ESPP will terminate immediately prior to the Effective Time and (ii) no new offering period will commence under the Company ESPP following the date of the Merger Agreement.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Offer Closing Time (as defined in the Merger Agreement) and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions (including to carry out the Wind-Down Process as contemplated by the Merger Agreement), to use commercially reasonable efforts to operate its business and operations in all material respects in the ordinary course and has agreed to certain other interim operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to, directly or indirectly, solicit company takeover proposals from third parties and engage in discussions or negotiations with third parties regarding company takeover proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage or otherwise participate in discussions or negotiations with third parties with respect to a company takeover proposal that the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its outside counsel and financial advisor, constitutes or would reasonably be expected to lead to a Qualifying Company Takeover Proposal (as defined in the Merger Agreement) and the failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Company Board Recommendation”) and not, among other things, (i) (A) withdraw or qualify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or resolve or agree to take any such action, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend any company takeover proposal, (C) publicly make any recommendation in connection with a tender offer or exchange offer (other than the Offer) other than a recommendation against such offer, or (D) fail to include the Company Board Recommendation in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (discussed below) (any such action in (i), an “Adverse Recommendation Change”), or (ii) approve or recommend, or publicly propose to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or other agreement relating to or that would reasonably be expected to lead to, any company takeover proposal (other than an acceptable confidentiality agreement), or resolve, agree or publicly propose to take any such action. Notwithstanding these restrictions, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to (x) make an Adverse Recommendation Change in response to an Intervening Event (as defined in the Merger Agreement) if the Company Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law or (y) make an Adverse Recommendation Change or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Company Proposal, subject in each case to certain notice and matching rights in favor of Parent and payment of the termination fee described below in certain circumstances.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Merger Sub. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) termination by the Company to accept and enter into a definitive agreement with respect to a Superior Company Proposal or (ii) termination by Parent due to an Adverse Recommendation Change, the Company will be required to pay to Parent a termination fee (the “Company Termination Fee”) of an amount in cash equal to $1,200,000. The Company Termination Fee is also payable if: (A) after the date of the Merger Agreement, a bona fide company takeover proposal has been publicly proposed or announced or has become publicly known or otherwise communicated to the Company’s management or the Company Board and is not publicly withdrawn or, if not publicly proposed or announced, communicated to the Company’s management or the Company Board, is not withdrawn, and the Merger Agreement is terminated if the Offer is not consummated on or before June 28, 2026 (the “Outside Date”), and the Minimum Tender Condition has not been satisfied prior to such termination (provided that the conditions to the Offer set forth in clause (i) of Exhibit A to the Merger Agreement are satisfied at the time of such termination), (B) the Merger Agreement is terminated by either Parent or the Company due to the occurrence of the Outside Date, and (C) within 12 months of such termination, the Company consummates any company takeover proposal or the Company enters into a definitive agreement with respect to any company takeover proposal that is subsequently consummated. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Offer Closing Time, Ultimate Parent, the Buyer Entities, the Representative, and the Rights Agent will enter into the CVR Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. Pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Shares (other than (i) Shares owned by the Company (or held in the treasury of the Company), Parent, Merger Sub or any of Parent’s other subsidiaries or (ii) Shares that are held by stockholders who are entitled to, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL), In-the-Money Options and Company RSUs will be entitled to one CVR for each Share outstanding (A) that Merger Sub accepts for payment from such holder pursuant to the Offer or (B) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub or the Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive certain contingent cash payments, subject to reduction for any applicable tax withholding (the “CVR Payments”) under the following circumstances:

•

If the Company’s Closing Net Cash, as determined not later than 90 days following the closing of the Merger, exceeds $50 million, holders of CVRs will be entitled to receive their pro rata share of such excess (without interest);

•

If Parent receives proceeds in respect of the existing Asset Purchase Agreement, dated March 6, 2026, by and between the Company and Enodia Therapeutics SAS (the “Enodia APA”), holders of CVRs will be entitled to receive their pro rata share of 100% of Net Proceeds (as defined in the CVR Agreement) received prior to the 10th anniversary of the closing of the Merger (the “Expiration Date”);

•

If Parent sells, licenses, or otherwise monetizes certain legacy intellectual property assets and rights relating to zetomipzomib (the “Legacy Assets”), and such transaction is entered into within 2 years following the closing of the Merger (a “Legacy Asset Transaction Agreement”), holders of CVRs will be entitled to receive their pro rata share of 90% of Net Proceeds from such transaction received prior to the Expiration Date;

•

If Parent receives proceeds in respect of the existing Collaboration and License Agreement, dated September 20, 2023, by and between the Company and Everest Medicines II (HK) Limited, as amended (the “Everest Collaboration”), holders of CVRs will be entitled to receive their pro rata share of 90% of Net Proceeds received during the 10-year period following the closing of the Merger; and

•

In the event Parent files, or causes to be filed, an investigational new drug application or clinical trial protocol with the U.S. Food and Drug Administration (the “FDA”) for a clinical study of a product candidate derived from the Legacy Assets, and the applicable FDA review period expires or is terminated without the imposition of a clinical hold, in each case by the second anniversary of the closing of the Merger (such event, the “Initiation of a Clinical Study”), holders of CVRs will be entitled to receive their pro rata share of the following milestone payments and royalty payments (the “Legacy Asset Milestone and Royalty Proceeds”), in each case to the extent achieved or earned prior to the Expiration Date:

–

$500,000 upon the first dosing of the first patient enrolled after the tenth (10th) patient in a Phase2 or Phase 3 clinical trial of a product candidate derived from the Legacy Assets, where suchpatient is not required to undergo 24-hour in-unit monitoring;

–	$5,000,000 upon submission of a new drug application (“NDA”) to the FDA;

–	$12,500,000 upon NDA approval;

–	$20,000,000 if Legacy Asset Net Sales (as defined in the CVR Agreement) are equal to or greaterthan $500,000,000 in any calendar year;

–	$50,000,000 if Legacy Asset Net Sales are equal to or greater than $1,000,000,000 in any calendar year; and

–	royalty payments in the amount of 3% of aggregate Legacy Asset Net Sales.

Through the earlier of the first anniversary of the closing of the Merger or Parent’s decision to seek a Legacy Asset Transaction Agreement, Parent must use commercially reasonable efforts to develop a product candidate derived from the Legacy Assets, including by using commercially reasonable efforts to effect the Initiation of a Clinical Study. Following the first anniversary of the closing of the Merger or Parent’s decision to seek a Legacy Asset Transaction Agreement, Parent must use commercially reasonable efforts to enter into one or more Legacy Asset Transaction Agreements through the second anniversary of the closing of the Merger.

There can be no assurance that any CVR Payments will be received by the holders of CVRs.

The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Exhibit C to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreement

On March 30, 2026, in connection with the execution of the Merger Agreement, Tang Capital Partners, LP (the “Supporting Stockholder”), solely in the Supporting Stockholder’s capacity as a holder of Shares, entered into a tender and support agreement with Parent, Merger Sub and the Company (the “Tender and Support Agreement”), pursuant to which the Supporting Stockholder agreed, among other things, (i) to tender all of the Shares held by the Supporting Stockholder (the “Subject Shares”) in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), and (ii) to certain other restrictions on its ability to take actions with respect to the Company and the Subject Shares. The Supporting Stockholder held an aggregate of approximately 9.0% of the outstanding Shares as of March 30, 2026.

The Tender and Support Agreement terminates upon the earliest of (i) the termination of the Merger Agreement, and (ii) the Effective Time.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Tender and Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Stockholder Rights Agreement

On March 30, 2026, the Company entered into Amendment No. 3 (the “Amendment”) to that certain Rights Agreement, dated October 17, 2024 by and between the Company and Computershare Trust Company, N.A., as amended on December 3, 2024, and as further amended on October 16, 2025. As a result of the Amendment, Parent and its subsidiaries and affiliates shall not be deemed an “Acquiring Person,” by virtue of (i) the execution of, or their entry into, the Merger Agreement, (ii) the execution of, or their entry into, any other contract or instrument in connection with the Merger Agreement, or (iii) their acquisition of, or their right to acquire, beneficial ownership of the Company’s securities as a result of their execution of the Merger Agreement. The Amendment will terminate upon the termination of the Merger Agreement for any reason. Additionally, the Amendment provides that the Rights (as defined in the Rights Agreement) and the Rights Agreement itself will terminate and expire immediately prior to the Effective Time.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 30, 2026, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the joint press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of March 30, 2026, by and among Kezar Life Sciences, Inc., Aurinia Pharma U.S., Inc., Aurinia Merger Sub, Inc. and, solely for purposes of Section 10.13, Aurinia Pharmaceuticals Inc.

4.1	Amendment No. 3, dated as of March 30, 2026, to the Rights Agreement, dated as of October 17, 2024, by and between Kezar Life Sciences, Inc. and Computershare Trust Company, N.A., as rights agent.

10.1	Form of Tender and Support Agreement, dated as of March 30, 2026, by and among Aurinia Pharma U.S., Inc., Aurinia Merger Sub, Inc., Kezar Life Sciences, Inc. and the stockholders party thereto.

99.1	Joint press release issued by Aurinia Pharmaceuticals Inc. and Kezar Life Sciences, Inc., dated March 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements related to the Buyer Entities and Kezar and the acquisition by the Buyer Entities of Kezar, including express or implied forward-looking statements about the future operations and performance of Kezar and Parent. These forward-looking statements are within the meaning of U.S. federal securities laws, including, without limitation, statements regarding the anticipated timing of and closing of the Merger, the proposed merger and related transactions contemplated by the Merger Agreement (collectively referred to as the “transactions”). The words “anticipate,” “approximately,” “look to,” “plan,” “expect,” “may,” “will,” “could” or “should,” the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. The Buyer Entities and Kezar caution that a number of important factors, including those described in this Current Report on Form 8-K, could cause actual results to differ materially from those contemplated in any forward-looking statements. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, the impact of actions of other parties with respect to the transactions; the possibility that competing offers will be made; uncertainty regarding how many of Kezar’s stockholders will tender their shares in the Offer; the effect of the announcement or pendency of the proposed transactions on Kezar’s trading price, business, operating results and relationships with collaborators, vendors, competitors and others; the outcome of any legal proceedings that have been or could be instituted against the Buyer Entities, Kezar or their respective directors; the risk that the transactions may not be completed in a timely manner, or at all, which may adversely affect Kezar’s or Parent’s respective businesses and the price of their respective common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the Merger Agreement; the occurrence of the events giving rise to payments under the CVR Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the transactions on Kezar’s and Parent’s respective businesses and operating results; risks that the transactions may disrupt Kezar’s or Parent’s respective current plans and business operations; risks related to the diverting of management’s attention from Kezar’s and Parent’s respective ongoing business operations; uncertainty as to the ultimate transaction costs; and general economic, market, political or regulatory conditions. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the parties’ public filings with the SEC, including those described from time to time under the caption “Risk Factors” and elsewhere in Kezar’s filings and reports with the SEC, including Kezar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by the Buyer Entities, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Kezar. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transactions and/or Kezar and the Buyer Entities’ ability to successfully complete the transactions and, with respect to any CVR payment amounts, the consideration ultimately paid to Kezar stockholders (including whether any payments will be payable at all). In addition, unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The Buyer Entities and Kezar caution investors not to place undue reliance on any forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K represent the views of the Buyer Entities and Kezar only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Buyer Entities and Kezar disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Important Information about the Offer and Where to Find It

The Offer for the Shares of Kezar referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that the Buyer Entities will file with the SEC upon the commencement of the Offer. The solicitation and offer to buy the Shares of Kezar will only be made pursuant to the Offer materials that Parent and Merger Sub will file with the SEC. At the time the Offer is commenced, the Buyer Entities will file a tender offer statement on Schedule TO, and, thereafter, Kezar will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all holders of Shares of Kezar at no expense to them at Kezar’s website at ir.kezarlifesciences.com, or Parent’s website at https://www.auriniapharma.com/investors and (once they become available) will be mailed to Kezar’s stockholders free of charge. The information contained in, or that can be accessed through, Kezar’s or Parent’s website is not a part of, or incorporated by reference in, this filing. The Offer materials and the Solicitation/Recommendation Statement on Schedule 14D-9 will be made available to the public for free at the SEC’s website at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, Kezar and Parent file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Kezar or Parent with the SEC for free on the SEC’s website at www.sec.gov or on Kezar’s website at ir.kezarlifesciences.com, or Parent’s website at https://www.auriniapharma.com/investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kezar Life Sciences, Inc.

Date: March 30, 2026	By:	/s/ Christopher Kirk
Christopher Kirk, Ph.D.
Chief Executive Officer